UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2016, on the recommendation of the Corporate Governance and Nominating Committee, pursuant to Section 2.2 of the Amended and Restated By-Laws of CONMED Corporation (as adopted on April 29, 2011), the Board of Directors appointed Martha Goldberg Aronson to be on the CONMED Corporation Board of Directors. A copy of the press release issued on February 23, 2016 describing the background and qualification of Ms. Aronson is attached to this Form 8-K as Exhibit 99.1. Ms. Aronson was appointed to the Compensation Committee.

There is no understanding or arrangement between Ms. Aronson or any third parties pursuant to which she was selected or nominated as a director, and there are no related-party transactions which would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Ms. Aronson.

As a non-employee director, Ms. Aronson will participate in the Director Fee Plan, as further described in the Annual Proxy Statement dated April 17, 2015. In addition, the Board of Directors awarded Ms. Aronson 1,000 Restricted Stock Units, subject to 100% vesting upon the completion of one full year of service as a director.

Item 8.01	Other Events.

On February 23 2016, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.20 per share on April 5, 2016 to all shareholders of record as of March 15, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by CONMED Corporation on February 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION (Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive VP, Finance and Chief Financial Officer

Date: February 23, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by CONMED Corporation on February 23, 2016